EX-99.906CERT


                                  CERTIFICATION

           Michael J. Wagner, President, and Andrew Rogers, Treasurer of The North Country Funds (the "Registrant"), each certify to the best of his or her knowledge that:

           1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

           2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                          Treasurer
The North Country Funds                            The North Country Funds


/s/ Michael J. Wagner                              /s/ Andrew Rogers
---------------------                              -----------------
     Michael J. Wagner                                  Andrew Rogers
Date: July 29, 2003                                Date: July 29, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The North Country Funds and will be retained by The North Country Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.






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